SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 12, 2000


                              BREDA TELEPHONE CORP.
             (Exact name of registrant as specified in its charter)

            Iowa                      0-26525                    42-0895882
(State or other jurisdiction of     (Commission               (I.R.S. Employer
       incorporation)               File Number)             Identification No.)


Highway 217 East, P.O. Box 190, Breda, Iowa                         51436
 (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (712) 673-2311

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Item 5.   Other Events.

Breda Telephone Corp.'s board of directors has determines the purchase price payable for newly-issued shares of Breda's common stock. Breda's board of directors also determines the redemption price that will be paid by Breda if it elects to redeem a shareholder's shares in any of the circumstances in which Breda has the right to purchase those shares. Breda has that right if:

o the shareholder is no longer receiving services from Breda, unless the shareholder already was not receiving services from Breda on February 28, 1995;

o the shareholder no longer resides in the Breda, Iowa or Lidderdale, Iowa telephone exchange areas served by Breda, unless the shareholder already resided outside those areas on February 28, 1995; or

o the shareholder dies, unless the heir of the shares of Breda's stock meets the eligibility requirements for ownership of Breda's stock.

The board of directors has historically established the issuance price and the redemption price at approximately 75% of the book value of Breda. The board of directors has historically made this determination on an annual basis, in March, April or May of each year; and based upon Breda's then most recent year-end audited financial statements. Breda's fiscal year ends on December 31. The issuance price and the redemption price as so determined by the board of directors then generally applies until the board of directors makes a new determination in the following year.

Consistent with those historical practices, Breda's board of directors made this determination at the board of directors meeting held on March 13, 2000, at which time the board of directors approved a resolution fixing the issuance price and redemption price for Breda's shares of common stock to be $180 per share. The latter amount was determined based on Breda's 1999 audited financial statements. The $180 per share price was announced at, and became effective at, the May 17, 2000 annual meeting of the shareholders of Breda. If the above described historical practices were followed, that amount would continue until a new determination is made by the board of directors, which, based on historical practices, would generally be made within the first four months of 2001.

The board of directors has recently departed from Breda's historical practice on this issue, however, as a result of the sale by Prairie Telephone Company, Inc., a wholly-owned subsidiary of Breda, of Prairie Telephone's 3,000 shares of common stock in Central Iowa Cellular, Inc. The sale of the Central Iowa Cellular, Inc. shares by Prairie Telephone was made to AirTouch Iowa, LLC and closed on or about May 12, 2000. At a meeting of the board of directors held on June 12, 2000, the directors adopted a resolution fixing the issuance price for newly-issued shares of Breda's common stock and the redemption price for Breda's shares of common stock at $235 per share. The board of directors took this action because it believed that it was appropriate to make a new determination of the issuance price and the redemption price to reflect the receipt by Prairie Telephone of the net after-tax proceeds of the sale of the Central Iowa
Cellular, Inc. shares. The $235 per share amount was determined by taking approximately 75% of the net after-tax proceeds of the sale on a per share basis and adding that figure to the previous issuance and redemption price of $180 per share. The shareholders of Breda


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were notified of the increase in the issuance price and the redemption price for
Breda's shares of common stock from $180 to $235 per share by letter dated June 14, 2000.

Prairie Telephone has investments in other entities which provide cellular phone services or which invest in other cellular phone or telecommunications ventures. One of those investments was in the common stock of Central Iowa Cellular, Inc. Central Iowa Cellular, Inc. was organized for the purpose of becoming a partner in Des Moines MSA General Partnership. Des Moines MSA General Partnership is an Iowa partnership which provides cellular telephone services to customers within the Des Moines, Iowa metropolitan area. Central Iowa Cellular, Inc. owns 24% of the partnership interests in Des Moines MSA General Partnership. The remaining 76% of the partnership interests in Des Moines MSA General Partnership are owned by AirTouch Iowa, LLC, a Delaware limited liability company. As indicated, AirTouch Iowa, LLC acquired all of Prairie Telephone's shares of stock in Central Iowa Cellular, Inc., effective on or about May 12, 2000. AirTouch Iowa, LLC also acquired all of the other shares of stock in Central Iowa Cellular, Inc. from all of its other shareholders. The transactions regarding Central Iowa Cellular, Inc. and AirTouch Iowa, LLC are described in Breda's Form 8-K which was filed with the Securities and Exchange Commission on April 12, 2000.

As a result of the transaction, Prairie Telephone received, in the aggregate, approximately $5,108,280, before taxes. Prairie Telephone and Breda estimate that Prairie Telephone will retain approximately $3,147,676 of that amount, after taxes. For purposes of determining the new issuance price and redemption price discussed above, Prairie Telephone's basis in its 3,000 shares of common stock of Central Iowa Cellular, Inc. of approximately $206,770 was deducted from the after-tax amount of $3,147,676. As indicated, the board of directors believed this was a material event which made it appropriate to make a new determination of the issuance price and redemption price for shares of Breda's common stock.

The board of directors currently intends to continue to otherwise address this issue on an annual basis, however, consistent with the above described historical practices of Breda, except that the board of directors may determine to depart from those historical practices in the event of the occurrence of what the board of directors believes are other material events.

The board of directors has departed from the above described historical practices on only one other occasion (on November 2, 1999) other than that described in this report. The November 2, 1999 departure from the above described historical practices was also based, in part, upon a determination by the board that the departure was appropriate given the occurrence of a material event, the event being the sale of Breda's direct broadcast satellite operation.

The issuance and redemption price as determined by the board of directors has increased from $27 per share in 1995 (based on the 1994 year-end audited financial statements of Breda) to $235 per share pursuant to the June 12, 2000 action of the board of directors as described in this report. Breda does not believe that the amount of this increase is indicative of potential future increases, however, in particular given that:

o the referenced increase was due primarily to two "one-time" material events, those being the sale of Breda's direct broadcast satellite operation and the sale of Prairie Telephone's stock in Central Iowa Cellular, Inc., and

o Breda does not currently foresee any material increase in revenues from its or any of its subsidiaries normal and ordinary business operations.

Item 7.   Financial Statements and Exhibits.

Exhibits

A list of the exhibits included as part of this Form 8-K is set forth in the following Exhibit Index and is incorporated herein by this reference.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  BREDA TELEPHONE CORP.



Date: June 26, 2000                               By: /s/ Dean Schettler
                                                      -------------------------
                                                      Dean Schettler, President



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                                  EXHIBIT INDEX
                              Exhibits to Form 8-K
                              BREDA TELEPHONE CORP.



Description of Exhibit

2. Plan of Acquisition, Disposition, Reorganization, Arrangement, Liquidation or Succession.

     (a) Stock Purchase Agreement dated March 29, 2000, by and among AirTouch Iowa, LLC, Central Iowa Cellular, Inc., Prairie Telephone Company, Inc., Panora Telecommunications, Inc., Walnut Creek Communications, Inc., Minburn Telephone Company, and Interstate Enterprises, Ltd. (Filed as Exhibit 2.1 to Breda's Form 8-K filed with the Securities and Exchange Commission on April 12, 2000, and incorporated herein by this reference.)

     (b) Des Moines Tower Proceeds Agreement dated as of March 29, 2000, by and among AirTouch Communications, Inc., Panora Telecommunications, Inc., Walnut Creek Communications, Inc., Minburn Telephone Company, Interstate Enterprises, Ltd. and Prairie Telephone Company, Inc., along with Exhibits A and B thereto. (Filed as Exhibit 2.2 to Breda's Form 8-K filed with the Securities and Exchange Commission on April 12, 2000, and incorporated herein by this reference.)